MASTER SERVICES RESELLER AGREEMENT

THIS MASTER SERVICES RESELLER AGREEMENT (this "Agreement") is made as of date listed on the signature page below (the "Effective Date"), by and between the vendor listed on the signature page below ("Vendor") and the Staples entity listed on the signature page below ("Reseller"). Reseller and Vendor are individually referred to as a "Party and collectively as the "Parties".

In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. **Services.** During the Term (as defined below), and if mutually agreed to in writing, Vendor may provide services to Reseller's customers ("Services") described in one or more written statements of work executed by both Parties (each, a "SOW"). This Agreement shall control over any conflicting provisions of a SOW, unless otherwise stated in such SOW. This Agreement does not impose on Either Party any obligation to deal exclusively with the Other Party for services similar to the Product or Services provided under this Agreement. Vendor is not obligated to undertake, and Reseller is not obligated to purchase or pay for, any Services unless this Agreement and a SOW for such Services is executed and delivered by both Parties.

2. **Term.** This Agreement shall commence as of the Effective Date and continue, unless otherwise terminated earlier pursuant to the terms hereof, until the later of: (i) the second anniversary of the Effective Date; or (ii) the expiration or termination of, or completion of all Services pursuant to, any outstanding SOW (the "Initial Term"). This Agreement may be extended for one or more renewal terms (each, a "Renewal Term") with the written agreement of both parties (the Initial Term and any Renewal Term are collectively referred to as the "Term").

3. **Payment Terms.** Payments for services shall be as set forth in the applicable SOW.

Vendor shall be responsible for the withholding or payment, as required by law, of all federal, state and local taxes (including without limitation, all employment, income, sales, use, services and other taxes) imposed on Vendor or its employees or permitted subcontractors because of the performance of Services hereunder. Furthermore, Vendor shall comply with all federal and state benefits laws applicable to Vendor or its employees, including without limitation, making deductions and contributions to social security, disability and unemployment tax. Each Party shall be responsible for the payment of other taxes, if any, imposed upon it resulting from, arising out of or relating to this Agreement. Each Party agrees to reasonably cooperate with the other Party Reseller in order to minimize any such tax obligations.

4. **Confidential Information and Protection of Data.**

(a) Confidential Information. The Parties have entered into a confidentiality agreement dated as of the date listed on the signature page (the "NDA"). The disclosure of any confidential or proprietary information (as described in the NDA) made hereunder will be governed by the NDA. If there is any conflict between the terms of the NDA and this Agreement, the terms of this Agreement shall prevail. .

(b) Publicity. Except as expressly provided for herein or in any SOW, Vendor shall not advertise, market, disclose or otherwise make known to others (other than Vendor's employees and permitted subcontractors who are performing Vendor's obligations under this Agreement) any information relating to any terms of this Agreement, the existence of this Agreement, or the existence of a relationship with Reseller, including mentioning or implying the name of Reseller, or any of its Affiliates or personnel, without the prior written consent of Reseller, which may be withheld in Reseller's sole discretion. However, Vendor may disclose such information as may be expressly required under applicable law without such consent from Reseller; provided that Vendor promptly (prior to such disclosure to the extent possible) notifies Reseller in writing of any such disclosure required by law, including any notices received by Vendor requiring such disclosure.

(c) PII. To the extent Vendor receives any personally identifiable information ("PII") from Reseller or Reseller's customers, Vendor (or its subcontractors) shall comply with Exhibit B attached hereto.

5. **Vendor Representations.** Vendor represents and warrants that: (a) it has full power to enter into this Agreement, to carry out its obligations hereunder and to grant all other rights granted herein to Reseller; (b) it (and its employees and permitted subcontractors used to provide Services and deliver any Deliverables (as defined below) shall operate in compliance with all applicable federal, state and local laws, statutes, codes, ordinances and regulations, and that it is properly registered to do business or licensed in all jurisdictions in which it will provide Services and Deliverables; (c) it has the requisite skill, experience and resources to perform all Services and deliver the Deliverables; (d) the Services and Deliverables shall be performed in a timely and professional manner consistent with industry standards, exercising due skill and care; (e) the Services and Deliverables will comply with all applicable laws and regulations; and (f) the Deliverables will materially conform to any relevant specifications in the applicable SOW and/or other written documentation. Unless otherwise specified in a SOW, Vendor shall promptly correct any Services or Deliverables not in compliance with this warranty by either re-performing such nonconforming Services or repairing or recreating any nonconforming Deliverables, in each case at no cost to Reseller, within 30 days of receiving notice of such nonconformity, or by refunding to Reseller any amounts paid for such nonconforming Services or Deliverables. If Reseller has separately purchased software or hardware maintenance services from Vendor relating to underlying software or hardware products to which a customized software or hardware Deliverables provided by Vendor hereunder relates, Vendor shall repair under the applicable maintenance plan any errors or non-conformance to that Deliverables after the warranty period expires. Notwithstanding the prior language, Vendor shall not be liable in all incidents wherein the nonconformance results from Reseller or its Afilliates negligence; improper or unauthorized use of Deliverable or modification (not authorized in writing) by Vendor.

6. **Ownership.**

(a) Ownership of Deliverables. Except as otherwise expressly set forth below or in a SOW, all right, title, and interest in and to any Deliverables shall be exclusively owned by Reseller, including without limitation, all rights under any applicable copyrights, patents, trade secrets, and other intellectual property rights. Vendor hereby assigns to Reseller all right, title, and interest in and to all such Deliverables (**other than Vendor Property as defined below**), including without limitation, all rights under any applicable copyrights, patents, trade secrets, and other intellectual property rights. From time to time upon Reseller's request, Vendor and its personnel shall confirm such assignments by execution and delivery of such written instruments as Reseller may request. As used herein, "Deliverables" means all deliverables and other work product: (i) provided to Reseller or its Affiliates under this Agreement or any SOW; or (ii) designed, created, produced, invented, or conceived of by Vendor or its designees (or jointly by Vendor and Reseller) in the performance of the Services.

(b) Vendor Ownership. Notwithstanding the foregoing, and by way of clarification, Vendor shall retain all ownership rights including without limitation, all rights under any applicable Copyrights, Patent, Trade Secrets, Trade Marks, Proprietary Information and all other Intellectual Property Rights to any commercially available licensed products of Vendor developed independently of this Agreement that are provided to Reseller/Affiliates or its customers under this Agreement or SOW or otherwise are ("Vendor Property"). Additionally, Vendor shall have a royalty free, worldwide, perpetual license to use or incorporate into Vendor's software Product or Services any suggestions, ideas, enhancement requests, feedback, recommendation or other information from any source relating to Vendor Product or Service.

(c) Vendor and Reseller Know-How. Notwithstanding Reseller's ownership of the Deliverables (other than Vendor Property), Both Parties shall be free to use in other engagements its general skills, know-how, and expertise, whether pre-existing or gained under this Agreement, so long as it acquires and applies such information without disclosure of any Proprietary Information of the other Party. In addition, this Agreement does not grant either Party any licenses under any of other Party's Reseller patents, trade secrets or copyrights.

(d) Reseller's Materials. If Reseller or its designees provide Vendor with any tools, equipment, software, lists, files, contacts or other materials, including without limitation, business requirements/processes, owned by Reseller and/or its Affiliates or any third party (collectively, the "Reseller Provided Materials"), Reseller grants to Vendor a non-exclusive, limited, non-transferable license to use such Reseller Provided Materials solely in connection with the performance of its obligations under the SOW to which they relate and solely for the term of such SOW. Vendor agrees and acknowledges: (i) that it shall not acquire any right, title or interest to the Reseller Provided Materials by virtue of this Agreement, other than the limited license expressly granted to Vendor; (ii) that it shall not allow access to such Reseller Provided Materials to any third party (other than permitted subcontractors as provided in Section 12(b)); (iii) that upon the expiration or termination of this Agreement or relevant SOW, as the case may be (or earlier upon the request of Reseller), Vendor shall return the Reseller Provided Materials to Reseller in substantially the same condition as provided to Vendor, normal wear and tear excepted, and shall not retain any copy thereof; (iv) to abide by any and all license requirements and instructions of Reseller related to such Reseller Provided Materials; and (v) with respect to software owned or licensed by Reseller and provided to Vendor for purposes of performing the Services, Vendor shall not copy, reproduce, modify, adapt, translate or create any derivative works from such software (unless specifically authorized by Reseller as part of the Services), or disassemble, decompile, reverse engineer or make any other attempt by any means to discover or obtain the source code of such software (if such software is provided and only intended to be used in object code format).

(e) Injunctive Relief. Both Parties acknowledge that any remedy for money damages for any violation of this Section shall be inadequate and Non-disclosing Party may suffer immediate and irreparable damage through any breach or threatened breach. Accordingly, Non-disclosing Party Reseller may, in addition to all other legal remedies, specifically enforce this Section and seek injunctive relief to prevent any threatened or continuing breach without requirement of notice or posting of bond.

7. Indemnification.

(a) Indemnification. Each Party (an "Indemnifying Party") shall defend at its own expense the other Party and its Affiliates (as defined in Section 14(c) below) and their respective directors, officers, employees and agents (collectively, the "Indemnified Party") from and against any and all third party claims, demands, suits or actions (collectively, a "Third Party Claim") resulting from, arising out of or relating to the Indemnifying Party's (including its employees and anyone acting on its behalf) alleged or actual: (i) acts or omissions, willful misconduct or fraud in connection with this Agreement; (ii) breach of this Agreement; (iii) violation of any statute, law, ordinance or regulation; and (iv) disputes between the Indemnifying Party and any of its subcontractors, employees, or agents, partners, or joint venturers. Vendor, as the Indemnifying Party, shall defend at its own expense Reseller and its Affiliates and their respective directors, officers, employees and agents, as the Indemnified Party, from and against any Third Party Claim resulting from, arising out of or relating to any allegation that the Services or Deliverables infringe any patent, copyright, trademark, trade secret or other intellectual property or other rights of a third party. With respect to each Third Party Claim that is indemnifiable under this section ("Indemnifiable Claim"), the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all losses, including without limitation damages, judgments, awards, expenses, attorneys' fees, and costs, that are awarded by a court, administrative agency, governmental authority, or arbitrator or that are payable to the third party pursuant to a settlement made by the Indemnifying Party or otherwise. The above language notwithstanding, except for a Third Party Claim involving a violation of intellectual property rights or a loss, theft or unauthorized disclosure of PII, under no circumstance resulting from or arising out of this Agreement shall either Party (individually – the "Indemnified Party") be indemnified by the other non-Indemnifying Party for greater than $5,000,000.

(b) Rights Upon Potential Impaired Use. If Reseller's continued use of any Deliverable becomes or is threatened to become the subject of an Indemnifiable Claim, then at Reseller's request and option, Vendor shall at Vendor's expense either (i) obtain for Reseller the right to continue using the Deliverable, in a form that is acceptable to Reseller in its sole discretion; (ii) replace or modify the

Deliverable so that it is no longer subject to such Indemnifiable Claim, and continues to perform in a functionally equivalent manner in compliance with any existing specifications, or (iii) if neither of the foregoing options is commercially practicable, refund to Reseller all amounts paid by Reseller for the Deliverable and Services, in which case Reseller may in its discretion immediately terminate this Agreement or the relevant SOW. Reseller's exercise of its option under this Section 7 (b) shall be without prejudice and in addition to any other legal or equitable remedies available to Reseller.

(c) Procedures. The Indemnified Party shall give the Indemnifying Party prompt notice of any Third Party Claim for which the Indemnified Party seeks defense and indemnity under this section (a "Notice"). The Indemnified Party's failure to provide or delay in providing a Notice shall not diminish the Indemnifying Party's defense and indemnity obligations hereunder unless and only to the extent that the Indemnifying Party is materially and adversely affected by such failure or delay to give such Notice. The Indemnifying Party shall inform the Indemnified Party promptly following of receipt of a Notice as to whether it will defend and indemnify the Third Party Claim(s) set forth in the Notice. If the Indemnifying Party denies, limits, or conditions the defense or indemnity of the Third Party Claim(s) set forth in the Notice, it shall provide with its response to the Notice a detailed explanation of the basis for such denial, limitation, or condition. The Parties agree that any dispute between them as to whether a Third Party Claim is indemnifiable under this section shall be resolved in accordance with the dispute resolution procedure set forth in Section 14(e) below, or as otherwise agreed to in writing by the Parties. The Indemnifying Party shall control the defense of any Indemnifiable Claim; provided that any settlement by the Indemnifying Party must be approved by the Indemnified Party, with such approval not to be unreasonably withheld or delayed (except that any settlement requiring the Indemnified Party to make any admission of liability, pay any amount, or be subject to any injunctive or continuing obligation shall be subject to the Indemnified Party's approval in its sole discretion). The Indemnified Party shall reasonably cooperate (at the Indemnifying Party's request and expense) with the Indemnifying Party in the defense of such Indemnifiable Claim. The Indemnified Party also has the right to retain separate counsel at its own expense in connection with such Indemnifiable Claim; provided that if the Indemnifying Party has been advised by the written opinion of counsel to either Party that the use of the same counsel to represent both Parties would present a conflict of interest, then the Indemnified Party may select its own counsel and all fees, costs, and expenses of the defense shall be borne by the Indemnifying Party.

8. Limitation of Liability. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, MULTIPLE, OR PUNITIVE DAMAGES OF ANY KIND, EVEN IF ADVISED OF THE POSSIBILITY THEREOF. THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO BREACHES OF EITHER PARTY'S CONFIDENTIALITY OR PUBLICITY OBLIGATIONS, OR TO AMOUNTS PAYABLE BY A PARTY PURSUANT TO ITS INDEMNIFICATION OBLIGATIONS HEREUNDER, BUT SHALL APPLY IN ALL OTHER INSTANCES REGARDLESS OF THE CAUSE OF ACTION UNDER WHICH SUCH DAMAGES ARE SOUGHT.

9. Termination.

(a) For Breach. If a Party breaches this Agreement or any SOW (including any document that this Agreement references as being attached or incorporated herein by reference), the other Party has the right to terminate this Agreement or such SOW by providing notice of termination, if the breach has not been cured within 30 days following receipt of notice of the breach (or if the breach is not capable of being cured). Such other Party is not obligated to pay for any time or resources required to cure any breach. A breach of one SOW entitles the other Party to terminate the affected SOW, but not the entire Agreement, except as provided in the following sentence. If Vendor commits more than two material breaches of its duties or obligations under this Agreement or any SOWs with respect to which a breach notice was sent (whether subsequently cured or not), Reseller may terminate this Agreement and/or any or all SOWs upon notice.

(b) Termination Without Cause. In addition to any other termination rights, during the Initial Term, either Party has the right in its discretion to terminate this Agreement or any SOW, for any reason or

for no reason, upon 60 days prior notice to the other Party. Thereafter, either Party in its discretion may terminate this Agreement or any SOW, for any reason or for no reason, upon 90 days prior notice to other Party.

(c) Effect of Termination; Transition Period. Upon termination or other expiration of this Agreement, Vendor shall deliver to Reseller all Deliverables (whether complete or incomplete) under any SOW and return all Reseller Materials held by Vendor for purposes of performance of this Agreement. In addition, at Reseller's request, Vendor shall provide to Reseller or its designee commercially reasonable transition assistance at the then published Vendor rates for such Services. Further, Reseller, will remunerate Vendor within 30 days for all fully completed and delivered Deliverables provided under this Agreement or other SOW up to and including date of such Termination. Unless otherwise agreed in writing, all terms and conditions of this Agreement shall apply during the transition period.

(d) Survival. The following provisions shall survive any expiration or termination of this Agreement: Section 3 (Payment Terms and Invoicing), Section 4 (Confidential Information and Protection of Data), Section 5 (Vendor Representations), Section 6 (Ownership), Section 7 (Indemnification), Section 8 (Limitation of Liability), subsections 9(c) (Effect of Termination; Transition Period) and (d) (Survival), Section 10 (Insurance) (until expiration or termination of all SOWs), Section 11 (Independent Contractor), Section 12 (Vendor Personnel), Section 13 (Force Majeure), and Section 14 (General Terms).

10. Insurance. Prior to the start of any Services, Vendor shall at its own expense procure and maintain during the Term, and for a period of three years thereafter, the minimum insurance set forth on Exhibit A (the "Required Minimum Insurance"). The Required Minimum Insurance shall: (i) be carried with responsible insurance companies rated A or better by A.M. Best (or its foreign equivalent) and coverage shall respond in the state or country in which the Services are rendered; (ii) provide primary coverage and not call upon any other insurance procured by other parties for defense, payment or contribution; (iii) waive insurer(s) subrogation rights against Reseller; (iv) name Staples, Inc. and its Affiliates as additional insureds, as provided for in ISO form CG 20 26 04 13 or its equivalent (ATIMA); and (v) be provided on an occurrence rather than a claims made basis; however if any Required Minimum Insurance is available only on a claims-made basis, then the dates of coverage (including the retroactive date) and the time period within which any claim can be filed shall continue during the Term and for a period of three years thereafter, and Vendor shall not permit any gaps in coverage to occur. Notwithstanding the minimum limits of coverage of the Required Minimum Insurance, additional insured status shall be for the full limits of Vendor's insurance coverage, including but not limited to, any excess insurance coverage purchased by the Vendor. Vendor shall comply with all warranties, declarations and conditions contained in each policy evidencing the Required Minimum Insurance. With the exception of Vendor's insurer(s) 10 day notice for non-payment of premium, Vendor (and/or its insurer representative) shall provide at least 30 days prior notice to Reseller upon any termination, non-renewal, cancellation, or material change in coverage or deductible amounts of the Required Minimum Insurance. Prior to commencement of the Services and upon policy renewal, Vendor shall deliver to Reseller certificates of insurance and any required endorsements made out by the applicable insurer(s) (or their authorized agents) evidencing the Required Minimum Insurance and any material policy amendments thereto. If Vendor fails to procure or maintain the Required Minimum Insurance, Reseller shall have the right, but not the obligation, to effect such insurance at Vendor's expense, and Vendor agrees to indemnify and hold harmless Reseller against all liability and loss in connection with Vendor's failure to comply with the provisions of this Section. The Required Minimum Insurance in no manner relieves or releases Vendor, its agents, subcontractors, and invitees from, or limits their liability as to, any and all obligations assumed or risks indemnified against in this Agreement.

11. Independent Contractor. Each of the Parties is an independent contractor and shall not be considered to be an agent, distributor or representative of the other. Neither Party shall act or represent itself, directly or by implication, as an agent of the other or in any manner assume or create any obligation on behalf of, or in the name of, the other. All personnel supplied or used by Vendor shall be deemed employees, agents or subcontractors of Vendor and shall not be considered employees, agents or subcontractors of Reseller for any purpose whatsoever. Vendor shall assign only Vendor personnel or permitted subcontractors who are

legally eligible to work in the location in which Services are to be performed by those personnel or permitted subcontractors. Vendor assumes full responsibility for the actions of all such personnel and permitted subcontractors while performing Services and for the payment of their compensation (including, if applicable, withholding of income taxes and the payment and withholding of social security and other applicable taxes), workers' compensation, disability benefits and the like to the extent applicable. Vendor shall defend, indemnify and hold harmless Reseller against all liability and loss in connection with, and shall assume full responsibility for, payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws and all other laws applicable to Vendor or its employees or permitted subcontractors engaged in performance of this Agreement.

12. Vendor Personnel.

(a) On-Site Services. Vendor shall cause its employees and permitted subcontractors who are on Reseller's or Reseller's customers' premises to behave professionally and appropriately and comply with any written guidelines of Reseller or Reseller's customers which are provided to Vendor. Reseller or Reseller's customers may immediately remove any Vendor personnel for noncompliance with such standards, and request the replacement of any Vendor personnel that Reseller or Reseller's customer reasonably determines is not satisfactorily performing the Services (including without limitation, for reasons of interpersonal skills) and Vendor shall use commercially reasonable efforts to comply with such request. Any equipment or personal property brought onto Reseller's or Reseller's customers' premises shall be at Vendor's sole risk, and Reseller or its customers shall not be responsible for any loss or damage resulting to such equipment or personal property. Reseller or Reseller's customers will provide reasonable security for Vendor's equipment stored at Reseller's property, at a minimum, up to the level of security it provides its own equipment.

(b) Subcontractors. Without limiting Section 12(a) above, any use by Vendor of any subcontractors shall be subject to the following: (i) Vendor shall provide notice specifying the subcontractor's name and company (where applicable) prior to such subcontractor performing any Services and Reseller reserves the right to exclude any such subcontractor from performing Services (Reseller's approval to be in writing or by email); (ii) each approved subcontractor shall be bound by written obligations that are at least as protective of Reseller's business, Reseller's Proprietary Information and any other materials provided by Reseller as the terms of this Agreement and the NDA; (iii) if Reseller will be charged by Vendor for the use of any subcontractor, such amounts shall be no more than Vendor's actual payment to the subcontractor; and (iv) Vendor shall remain fully responsible to Reseller for the complete performance of all Services and shall be liable for any subcontractor's noncompliance with any terms of this Agreement or the NDA.

13. Force Majeure. Neither Party shall be liable for any delays or other non-performance resulting from circumstances or causes beyond its reasonable control that are not due to the negligence or misconduct of the Party claiming relief under this Section, including without limitation, fire or other casualty, act of God, war, terrorism, or other violence, any law, order or requirement of any governmental agency or authority or other causes beyond the reasonable control of such Party; provided that such Party has informed the other Party of such force majeure event promptly upon the occurrence thereof (including a reasonable estimate of the additional time required for performance to the extent determinable) and such Party uses reasonable commercial efforts to effect the required performance as soon as reasonably practicable. If Reseller's rights have been impaired or intentions unfulfilled due to a force majeure event affecting Vendor, the Parties shall negotiate in good faith an appropriate adjustment or refund in price or appropriate alternative goods or services of equivalent value.

14. General Terms.

(a) Time of the Essence. Both Parties to this Agreement acknowledge that time is of the essence with respect to any Services to be performed or Deliverables to be delivered hereunder.

(b) Reseller's Affiliates. The rights granted to Reseller hereunder shall extend to all Reseller's Affiliates. "Affiliate" means any person or entity that now or hereafter directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a Party. The term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, in each case as such terms are interpreted under Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

(c) Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective heirs, permitted successors and permitted assigns. Neither Party shall assign this Agreement or any rights hereunder or, except as expressly permitted in this Agreement, delegate any obligations hereunder to any third party without the other Party's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, either Party may, without consent, assign this Agreement or rights hereunder or delegate obligations to any Affiliate or to any entity which has acquired all or substantially all of its assets or business, whether by merger or acquisition; provided that (i) any such assignment or delegation to an Affiliate or acquirer is conditioned upon the assignee's assumption of all obligations and liabilities of the assignor under this Agreement and (ii) Vendor shall not assign or delegate to any Affiliate or acquirer that is a competitor of Reseller without Reseller's prior written consent (which may be withheld in its sole discretion). Either Party shall have the right in its discretion to terminate this Agreement immediately in addition to all other available remedies if there is any assignment or delegation in violation of the foregoing.

(d) Disputes; Governing Law. Any disputes between the Parties relating to this Agreement shall initially be referred jointly to each Party's respective internal representative, as designated by each Party. If such designated representatives are unable to resolve the dispute within five business days after referral of the matter to them, the Parties shall submit the dispute to a senior executive from each Party for resolution. If such executives are unable to resolve the dispute within 10 business days after referral of the matter to them, the Parties shall then submit the dispute to each Party's general counsel for resolution, who shall use good faith efforts to resolve the matter to the mutual satisfaction of the Parties within 30 days. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts excluding its conflict of law provisions. The Parties agree to sole venue in the state or federal courts located in the Commonwealth of Massachusetts, and each Party hereby consents to the jurisdiction of such courts over itself in any action relating to this Agreement.

(e) Severability. If any provision of this Agreement is found to be invalid or unenforceable to any extent, then the invalid portion shall be deemed conformed to the minimum requirements of law to the extent possible. In addition, all other provisions of this Agreement shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

(f) Waiver. No waiver of any provision of this Agreement shall be valid unless in writing signed by the Party to be charged. No waiver with respect to any provision on one occasion shall be deemed a waiver of such provision on any other occasion.

(g) Amendment. Any modification or amendment of this Agreement (including without limitation, any SOW) must be in writing and signed by both Parties.

(h) Entire Agreement and Non-Reliance; Interpretation. This Agreement, the NDA, any SOW, and any other document that this Agreement references as being attached hereto or incorporated herein by reference, sets forth the entire agreement and understanding between the Parties with respect to the subject matter hereof, and supersedes any other agreements, discussions, proposals, representations or warranties, whether written or oral between the Parties with respect to the subject matter hereof. For the avoidance of doubt, any terms and conditions contained in any purchase or sales order, confirmation, acceptance or other purchasing or sale instruments/documents that are inconsistent, different or in addition to any provision of this Agreement, shall be null and void and superseded in their entirety by the terms and conditions of this

Agreement. Each Party acknowledges and agrees that: (i) in deciding whether or not to enter into this Agreement and/or provide the Services, rights and obligations herein, it did so without reliance upon any oral or written representations made to it by the other Party, its employees or agents that are not included in this Agreement and hereby waives any claims of reliance upon any such oral and/or written representations that are not expressly set forth in this Agreement; and (ii) this Agreement has been the subject of active and complete negotiations, and this Agreement should not be construed in favor of or against any Party based on such Party's or its advisors' participation in the preparation of this Agreement. Any indemnity described in this Agreement (including all Exhibits) shall be governed by the terms of Section 7 above.

(i) Remedies. Except as expressly provided in this Agreement, a Party's exercise of any right or remedy under this Agreement or under applicable law is not exclusive and shall not preclude such Party from exercising any other right or remedy that may be available to it. If either Party seeks monetary damages from the other Party, and a final judgment is entered entirely in favor of the Party defending the monetary damages claim, then the Party who brought such monetary claim shall reimburse the defending Party for its reasonable attorney's fees and costs paid defending that claim. Otherwise, each Party shall bear its own fees and expenses unless otherwise provided by statute.

(j) Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and is not intended to, and shall not be construed to, create any right or confer any benefit on or against any third party, except as expressly provided in this Agreement. Notwithstanding the foregoing, Reseller's Affiliates and customers are third party beneficiaries of this Agreement.

(k) Effectiveness of Agreement. The preparation, revision or delivery of this document for examination and discussion is not an offer to enter into any agreement and is merely a part of the negotiations between the Parties. Neither Party shall have any obligation or liability to the other whatsoever at law or in equity (including without limitation, any claims for detrimental reliance or promissory estoppel) relating to the subject matter hereof unless and until such time as both Parties shall have executed and delivered this Agreement.

(l) Notices. All notices or demands required or permitted pursuant to this Agreement shall be in writing and shall be sent: (i) by courier or in person with signed receipt; (ii) by nationally recognized overnight delivery service, prepaid, with signature required; or (iii) by fax if promptly confirmed by copy sent pursuant to any of the foregoing methods, and in each case shall be sent to the other Party at its address set forth below or to such other addresses as either Party may designate from time to time by notice to the other Party in accordance with this Section. Notices shall be deemed received upon actual receipt or refusal of delivery.

(m) Counterparts; Signatures. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which shall be deemed one and the same instrument. The Parties' faxed, scanned or authenticated electronic or digital signatures will be effective to bind them to this Agreement, any SOW or any amendment thereof.

15. FEDERAL GOVERNMENT PROVISIONS. Reseller is a supplier to the U.S. Government. Vendor shall comply with the terms listed at http://www.staples.com/sbd/content/help-center/policies-and-legal.html#10008_1.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Effective Date: 4/1, 2016

Vendor: Intellinetics, Inc.

By: [signature]
Name: MATTHEW L. CHRETIEN
Title: President / C.E.O.

Notice Address:

2190 Dividend Drive
Columbus, OH 43228

Attn: CONTRACTS
with a copy to: Corporate Counsel

Reseller: Staples the Office Superstore, LLC

By: [signature]
Name: DAN PATERSON
Title: DMM

Notice Address:

Staples
500 Staples Drive
Framingham, MA 01702
Attn: DAVID PAK
with a copy to: General Counsel (ref: Intellinetics)

LEGAL

NDA date: July 30, 2015

Exhibits:

Exhibit A	Required Minimum Insurance
Exhibit B	PII

Exhibit A
Required Minimum Insurance

A. **Workers' Compensation**

- Workers' Compensation - Statutory
- Employer's Liability - $1,000,000
- Alternative Employer Endorsement (Staffing Agencies/Employee Leasing)

B. **General Liability**

- $1,000,000 Bodily Injury and Property Damage Per Occurrence

C. **Umbrella/Excess**

- $4,000,000 Each Occurrence Excess of Underlying
- $4,000,000 Products/Completed Operations Aggregate Excess of Underlying

D. **Automobile Liability** (Delivery/Courier Services, Transportation Services, Shipping Services, Security Services, Armored Car Services)

- $1,000,000 Combined Single Limit Each Occurrence

E. **Professional Liability** (Required If There is Exposure to Error or Omission During Performance of Professional Services, i.e., Consultants, Designers, Engineers, Advertising, Risk of Business Interruption, etc.)

- $5,000,000 Per Occurrence.

F. **Technology Errors & Omissions or Technology Professional Liability** (Required Only if Services Include any of the Criteria Listed Below), $5,000,000 Per Occurrence. Provides Coverage For:

- Technology Professional Services & Products: Must Include "All Products And Services Of Vendor"
- Loss Or Disclosure Of Electronic Data
- Media And Content Rights Infringement And Liability
- Network Security And Failure (Including Unauthorized Access Or Use Of Systems)
- Software Copyright Infringement Liability

G. **Product Liability** (Manufacturers and Distributors Only)

- $1,000,000 Bodily Injury and Property Damage Per Occurrence
- $2,000,000 Annual Aggregate

Exhibit B
PII

(a) To the extent Vendor receives, maintains, processes or otherwise has access to PII in connection with the Services, Vendor acknowledges and agrees that it is responsible for maintaining appropriate security measures to protect such PII. Vendor shall protect and secure such PII in accordance with all applicable privacy and data protection laws. In addition, Vendor shall comply with Reseller's Global Privacy and Information Management Policy ("Reseller PIM"), a copy of which has been provided to the Vendor.

(b) Vendor shall promptly notify Reseller of any suspected or confirmed loss, unauthorized disclosure, theft or compromise of PII by or from Vendor (the "Security Incident"); provided that it shall be Vendor's obligation to investigate any applicable laws as to notice timing requirements in an applicable jurisdiction and shall in any event notify Reseller of any Security Incident in sufficient time for Reseller's to comply with such notice requirements. In addition, Vendor shall, at its own cost and expense, promptly provide detailed information about the Security Incident to Reseller, use commercially reasonable efforts to cooperate in Reseller's investigation of and response to the Security Incident, and take steps acceptable to Reseller in its reasonable discretion to prevent a recurrence of any further Security Incidents. Vendor agrees that in the event of a Security Incident, Reseller shall have the sole right in its reasonable discretion to determine (i) whether notice is to be provided to any individuals, regulators, law enforcement agencies, consumer reporting agencies, or others as required by law or regulations and (ii) the contents of such notice, whether any type of remediation may be offered to affected persons, and the nature and extent of any such remediation. Any such notice or remediation shall be at Vendor's sole cost and expense.

(c) Upon request, Vendor shall provide to Reseller documentation or other evidence of its data protection policies and practices.

(d) Vendor shall, at its expense, defend, indemnify and hold harmless Reseller against all liability and loss in connection with (i) any loss, unauthorized disclosure, theft, or compromise of PII, and (ii) any other breach of applicable data protection legislation by or from Vendor.

(e) The Parties acknowledge and agree that in connection with the services provided to Reseller under this Agreement, Vendor may only receive, maintain, process or otherwise have access to personally identifiable information of United States residents. To the extent that in the future the scope of the services provided is expanded to include services that would involve personal data from outside of the United States, both Parties agree to execute further contracts to enable such transfer and processing of personal data, where this is required by applicable law.

(f) Ownership of Data.

(i) "Reseller Data" means, in or on any medium or form of any kind: (A) data or summaries or indices of data related to and provided by Reseller, its customers (including PII), its associates (including PII), its third party partners, or the services (generated or compiled by Reseller, or provided by its customers), including data that is in Reseller's databases or otherwise in Reseller's possession on the Effective Date or at any time during the Term; and (B) all other Reseller records, data, files, input materials, reports, forms, and other such items that may be received, computed, developed, used, or stored by Vendor, or by any subcontractors, for Reseller in the performance of Vendor's duties under this Agreement.

(ii) Reseller shall permit Vendor to have access to the Reseller Data solely to the extent Vendor requires such access to such data to provide the Services. Vendor may only access and process the Reseller Data in connection herewith or as directed by Reseller in writing and may not otherwise modify the Reseller Data, merge it with other data, commercially exploit it, or do any other thing that may in any manner adversely affect the content, integrity, security, or confidentiality of such data, other than as specified herein or as directed by Reseller in writing. Vendor understands and agrees that Reseller owns all right, title, and

interest in the Reseller Data and in any modification, compilation, or derivative work there from (collectively, "Data and Modified Data").

(iii) In the event that Vendor becomes aware that it has received Reseller Data and/or Modified Data that was not intended for receipt by Vendor or authorized to be received by Vendor under this Agreement, Vendor shall (i) promptly notify Reseller at privacy@staples.com that it received Reseller Data and/or Modified Data that was not intended for Vendor or that Vendor is not authorized to receive under this Agreement, and (ii) unless otherwise instructed in writing, retain the Reseller Data and/or Modified Data until Vendor is contacted by **privacy@staples.com** with instructions on what to do with the Reseller Data and/or Modified Data.

(g) Cardholder Data. To the extent that Vendor either itself, or through a processor or other agent, and whether authorized or unauthorized, has access to, stores, processes, handles, or transmits Cardholder Data in any manner in connection with this Agreement or any SOW, in all cases where PII is mentioned above in Sections (a)-(f), it shall include Cardholder Data in its definition and any such provisions which create obligations for Vendor with respect to PII shall include obligations with respect to Cardholder Data as well. "Cardholder Data" shall mean the number assigned by the credit or debit card issuer that identifies the cardholder's account and/or other cardholder personal information acquired through the credit or debit card transaction process. With respect to Cardholder Data, Vendor agrees, in addition to the covenants above, to the following:

(i) Vendor shall at all times comply, and shall cause its processors and other agents as applicable to comply, with the Payment Card Industry Data Security Standard ("PCI") requirements for Cardholder Data that are prescribed by the PCI Security Standards Council or in the Visa Operating Regulations, as they may be amended from time to time (collectively, the "PCI Requirements"). Copies of current PCI Requirements documentation are available at www.pcisecuritystandards.org.

(ii) Vendor acknowledges and agrees it is responsible for the security of Cardholder Data that it possesses.

(iii) In addition to the express indemnities set forth above, Vendor shall, at its expense, defend, indemnify and hold harmless Client against all liability and loss in connection with Vendor's failure to timely pay any registration fees, fines, assessments and other charges imposed by Visa, MasterCard or any other credit or debit card issuer, any debit network, or the Payment Card Industry Security Standards Council (or any similar or successor organization), if applicable.

(iv) Vendor and its successors and assigns shall continue to comply with the PCI Requirements after termination of this Agreement until they no longer have access to, store, process, handle or transmit any Cardholder Data on Client's behalf.

(v) Upon Client's request, Vendor shall deliver to Client annual written certification from a member of Vendor's senior management as to Vendor's compliance with any applicable provisions of the Payment Card Industry Data Security Standard and, as applicable, the Visa Cardholder Information Security Program, the MasterCard Site Data Protection Program and any other credit or debit card issuer's data security program.

Exhibit C

Authorized Intellinetics Distributor List

I. Seneca Corporation, 8320 Old Courthouse Rd, Suite 200, Vienna, VA 22182.